                                                                   EXHIBIT 10.42














                            ISV-900 PROJECT AGREEMENT


                                 BY AND BETWEEN


                              PHARMACIA & UPJOHN AB


                                       AND


                           INSITE VISION INCORPORATED








                                NOVEMBER 11, 1999

                                TABLE OF CONTENTS

     Article 1 -   Definitions.................................................................1

     Section 1.1   "Act".......................................................................1
     Section 1.2   "Affiliate".................................................................1
     Section 1.3   "Agreement".................................................................2
     Section 1.4   "Business Day"..............................................................2
     Section 1.5   "Control" or "Controlled"...................................................2
     Section 1.6   "Country Term"..............................................................2
     Section 1.7   "Development Committee......................................................2
     Section 1.8   "Effective Date"............................................................2
     Section 1.9   "Executive Committee".......................................................2
     Section 1.10  "FDA".......................................................................2
     Section 1.11  "Field".....................................................................2
     Section 1.12  "First Commercial Sale".....................................................2
     Section 1.13  "Force Majeure".............................................................2
     Section 1.14  "Improvement"...............................................................2
     Section 1.15  "InSite Know-How"...........................................................3
     Section 1.16  "ISV-900 Agreements"........................................................3
     Section 1.17  "ISV-900 Genes".............................................................3
     Section 1.18  "ISV-900 Know-How"..........................................................3
     Section 1.19  "ISV-900 Patents"...........................................................3
     Section 1.20  "ISV-900 Technology"........................................................3
     Section 1.21  "Know-How"..................................................................3
     Section 1.22  "Know-How Royalty"..........................................................3
     Section 1.23  "Milestone Payments"........................................................3
     Section 1.24  "NDA".......................................................................3
     Section 1.25  "Net Sales".................................................................3
     Section 1.26  "Patent Royalty"............................................................4
     Section 1.27  "Payment Period"............................................................4
     Section 1.28  "Product"...................................................................4
     Section 1.29  "Royalty"...................................................................4
     Section 1.30  "Sublicensee"...............................................................4
     Section 1.31  "Term"......................................................................4
     Section 1.32  "Territory".................................................................4
     Section 1.33  "Third Party"...............................................................4
     Section 1.34  "Trademark".................................................................4

     Article 2. -  Grants, Rights, Restrictions and Obligations................................5

     Section 2.1   Grant of Sublicense and Other Rights........................................5
     Section 2.2   Acceptance of Grant.........................................................5
     Section 2.3   Right to Sublicense; No Encumbrances........................................5
     Section 2.4   Noncompete..................................................................6
     Section 2.5   Obligations.................................................................6

     Article 3. -  Payments, Reports and Records...............................................7

     Section 3.1   Sublicense Fee..............................................................7
     Section 3.2   R&D Payments................................................................7
     Section 3.3   Milestone Payments..........................................................7
     Section 3.4   Royalty.....................................................................8
     Section 3.5   Method and Manner of  Royalty Payments......................................9
     Section 3.6   Third Party Royalties.......................................................9



                                       i
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
     Section 3.7   Audit.......................................................................10
     Section 3.8   Payment Adjustments.........................................................10

     Article 4. -  Regulatory and Marketing Obligations........................................10

     Section 4.1   Development Committee.......................................................10
     Section 4.2   Executive Committee.........................................................11
     Section 4.3   ISV-900 Files...............................................................11
     Section 4.4   Government Contact..........................................................12
     Section 4.5   Marketing Efforts...........................................................12
     Section 4.6   Labeling and Packaging......................................................12
     Section 4.7   Advertising and Promotional Materials.......................................12

     Article 5. -  Stock Purchase Agreement; Credit Agreement..................................12

     Section 5.1   Stock Purchase..............................................................12
     Section 5.2   Credit Agreement............................................................12

     Article 6. -  Rights in Technology, Improvements, Patents and Trademarks..................13

     Section 6.1   Patent Prosecution..........................................................13
     Section 6.2   Improvements................................................................13
     Section 6.3   Development Information and Know-How........................................13
     Section 6.4   Trademarks..................................................................13

     Article 7. -  Infringement................................................................13

     Section 7.1   Infringement of Third Parties' Rights.......................................13
     Section 7.2   Infringement Claims Against Third Parties...................................14

     Article 8. -  Representation and Warranties...............................................15

     Section 8.1   InSite Representations......................................................15
     Section 8.2   P&U Representations and Warranties.:........................................17

     Article 9. -  Indemnification.............................................................18

     Section 9.1   Indemnification by InSite...................................................18
     Section 9.2   Indemnification by P&U......................................................18
     Section 9.3   Indemnification Procedures..................................................18

     Article 10. - Confidentiality ............................................................19

     Section 10.1  Confidential Information....................................................19
     Section 10.2  Disclosure..................................................................19
     Section 10.3  Survival....................................................................19
     Section 10.4  Obligation to Obtain Agreements.............................................19
     Section 10.5  Return of Information.......................................................20
     Section 10.6  Public Disclosure...........................................................20
     Section 10.7  Publication.................................................................20

     Article 11. - Term and Termination .......................................................20

     Section 11.1  Term........................................................................20
     Section 11.2  Early Termination...........................................................20
     Section 11.3  P&U Termination.............................................................21



                                       ii
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
     Section 11.4  InSite Termination..........................................................21
     Section 11.5  Rights and Obligations upon Termination.....................................21

     Article 12. - Dispute Resolution..........................................................23

     Section 12.1  Non-Arbitrable Issues.......................................................23
     Section 12.2  Disputes....................................................................23
     Section 12.3  Attempt to Resolve..........................................................23
     Section 12.4  Binding Arbitration.........................................................23
     Section 12.5  Written Notice..............................................................23
     Section 12.6  Selection of Arbitrators....................................................23
     Section 12.7  Hearings....................................................................24
     Section 12.8  Confidential................................................................24
     Section 12.9  Costs.......................................................................24
     Section 12.10 Decision....................................................................24
     Section 12.11 Remedy......................................................................25
     Section 12.12 Final Decision within One Year..............................................25
     Section 12.13 Provisional Remedies........................................................25
     Section 12.14 Non-Jury....................................................................25
     Section 12.15 Damages.....................................................................25

     Article 13. - Miscellaneous...............................................................25

     Section 13.1  Record-keeping..............................................................25
     Section 13.2  Notice......................................................................25
     Section 13.3  Entire Agreement; Amendment.................................................26
     Section 13.4  Force Majeure...............................................................27
     Section 13.5  Assignment..................................................................27
     Section 13.6  Headings, Interpretation....................................................27
     Section 13.7  Independent Parties.........................................................27
     Section 13.8  Governing Law...............................................................27
     Section 13.9  No Waiver...................................................................27
     Section 13.10 Severability................................................................27
     Section 13.11 Limitation of Liability.....................................................28
     Section 13.12 Interpretation..............................................................28
     Section 13.13 Counterparts................................................................28
     Section 13.14 Third Party Beneficiaries...................................................28
     Section 13.15 Additional Transactions.....................................................28
     Section 13.16 Further Assurances..........................................................29

                            ISV-900 PROJECT AGREEMENT


        This ISV-900 PROJECT AGREEMENT is made as of November 11, 1999, by and between PHARMACIA & UPJOHN AB, a Swedish corporation ("P&U ") and INSITE VISION INCORPORATED, a Delaware corporation ("InSite"). InSite and P&U may be referred to herein individually as a "Party" or collectively as the "Parties." Terms not otherwise defined herein shall have the meanings set forth in Article I.


                                    RECITALS

        WHEREAS, InSite and P&U are pharmaceutical companies engaged in the research, development, manufacture and commercialization of pharmaceutical products;

        WHEREAS, InSite owns or Controls or will own or Control certain patents, patent applications, trademarks, registrations, market applications and know-how related to the Product, and it has or will have the right to grant certain rights and sublicenses thereunder as set forth herein;

        WHEREAS, P&U desires to obtain licenses and sublicenses from InSite to develop, manufacture, market, distribute, detail and sell the Product in the Territory, and InSite desires to grant such rights and sublicenses to P&U, on the terms and conditions contained in this Agreement; and

        NOW THEREFORE, in consideration of the covenants and promises in this Agreement, INSITE and P&U agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

        For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

        SECTION 1.1 "ACT" means the Federal Food, Drug and Cosmetic Act, as the same may be amended or re-enacted from time to time.

        SECTION 1.2 "AFFILIATE" means, with respect to any party (a) any of its respective direct or indirect ultimate parent companies as may exist from time to time, and (b) any company, firm or other entity (i) more than fifty percent (50%) of whose issued and voting capital, share or equity participation is now or hereafter owned or (ii) now or hereafter controlled, in the case of either of the foregoing clauses (i) or (ii), directly or indirectly by such party or by its parent company. For the purpose of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an individual, corporation or other legal entity, whether through the ownership of voting securities, by contract, or otherwise.

        SECTION 1.3 "AGREEMENT" means this ISV-900 Project Agreement and any Schedules appended hereto, as may be amended from time to time.

        SECTION 1.4 "BUSINESS DAY" means a day, other than Saturday or Sunday, on which banks are open for business in New York, New York.

        SECTION 1.5 "CONTROL" OR "CONTROLLED," when used in connection with intellectual property rights, means that the Party owns or has right or license to such intellectual property rights and has legal authority, right and ability to grant to the other Party access, a license, or a sublicense to such intellectual property rights or to otherwise disclose proprietary or trade secret information to such other Party, as provided for in this Agreement, without violating any agreement with or the rights of a Third Party.

        SECTION 1.6 "COUNTRY TERM" shall have the meaning set forth in Section 11.1.

        SECTION 1.7 "DEVELOPMENT COMMITTEE" means those representatives of P&U and InSite appointed to oversee the development of ISV-205 pursuant to the License Agreement, dated January 28, 1999, between the Parties (the "ISV-205 Agreement") as expanded pursuant to Section 4.1.

        SECTION 1.8 "EFFECTIVE DATE" means the date first written above.

        SECTION 1.9 "EXECUTIVE COMMITTEE" means the Chief Executive Officer of InSite and P&U or their designees, with the responsibilities as described in
Section 4.2.

        SECTION 1.10 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

        SECTION 1.11 "FIELD" means the use in the diagnosis, prognosis and treatment of human diseases and/or disorders based on the research, development and/or use of the ISV 900 Genes.

        SECTION 1.12 "FIRST COMMERCIAL SALE" means the first sale for end use or consumption of the Product in each country within the Territory.

        SECTION 1.13 "FORCE MAJEURE" means any act of God, acts of government, war, fire, explosion, flood, earthquake, embargo, labor dispute or any other similar event beyond the control of a Party.

        SECTION 1.14 "IMPROVEMENT" means any enhancement of the Product for use in the Field, including without limitation, its use, dosage, form, indication, presentation and/or formulation, whether or not patentable, developed by or for, invented or acquired by, or coming under the Control of InSite prior to the expiration or termination of this Agreement.

        SECTION 1.15 "INSITE KNOW-HOW" means any Know-How of InSite or its Affiliates relating specifically to the ISV-900 Genes that is developed or owned by InSite as of the Effective Date or that comes into existence during the Term. InSite Know-How does not include ISV-900 Know-How or ISV-900 Patents.

        SECTION 1.16 "ISV-900 AGREEMENTS" means those agreements set forth on
Schedule 1.16 as such agreements may be amended from time to time by the Development Committee to include other agreements related in whole or in part to the ISV-900 Genes.

        SECTION 1.17 "ISV-900 GENES" means the TIGR gene, Apolipoprotein E gene and CYP1B1 gene and all polymorphisms, mutations and variations thereof.

        SECTION 1.18 "ISV-900 KNOW-HOW" means all Know-How developed pursuant to the ISV-900 Agreements. ISV-900 Know-How does not include ISV-900 Patents or InSite Know-How.

        SECTION 1.19 "ISV-900 PATENTS" means all patents and patent applications listed in Schedule 1.20, and all patents and patent applications that are covered by or arise under any of the ISV-900 Agreements, and all patents issued on any such patent applications, and all foreign counterparts, additions, divisions, continuations, continuations-in-part, substitutions, extensions, patent term extensions and renewals thereof, and in the case of any of the foregoing, whether owned or Controlled by InSite prior to the Effective Date or during the Term.

        SECTION 1.20 "ISV-900 TECHNOLOGY" means ISV-900 Patents, ISV-900 Know-How, InSite Know-How, Improvements and any associated regulatory approvals necessary to practice the foregoing, including all NDAs.

        SECTION 1.21 "KNOW-HOW" means all information and materials, including, without limitation, processes, techniques, formulas, vectors, data, methods, equipment designs, know-how, show-how and trade secrets, discoveries, practices, knowledge, ideas, skill, experience, inventions, technology, manufacturing procedures, test procedures, purification and isolation techniques, instructions, technical and scientific data, preclinical and clinical data, test data and other intellectual property, patentable or otherwise, tangible or intangible.

        SECTION 1.22 "KNOW-HOW ROYALTY" has the meaning set forth in Section 3.4(b).

        SECTION 1.23 "MILESTONE PAYMENTS" has the meaning set forth in Section 3.3.

        SECTION 1.24 "NDA" means the new drug application related to the Product, and any amendments or supplements thereto, submitted to the FDA under Sections 505, 507 or 512 of the Act and applicable regulations related thereto, or its foreign equivalent.

        SECTION 1.25 "NET SALES" shall be determined using the accrual basis of accounting in accordance with U.S. generally accepted accounting principles in the U.S., applied in a manner consistent with P&U's customary practices, and means the actual gross invoiced sales of Product by P&U or its Affiliates, Sublicensees, distributors, or other agents to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for the Product by

P&U, its Affiliates, or its Sublicensees with respect to the sale of such Product and to the extent they are actually paid or allowed and are not reimbursed by customers or any Third Party:

              (i) any rebates, quantity, trade and cash discounts, and other usual and customary discounts to customers granted in the ordinary course of business;

              (ii) amounts repaid or credited by reason of rejections or returns of Product;

              (iii) returns and retroactive price reductions affecting the Product;

              (iv)   compulsory payments and rebates, actually paid or deducted;
                     and

              (v) sales, excise, inventory, value added, and similar taxes assessed on the sale of Product;

        SECTION 1.26 "PATENT ROYALTY" has the meaning set forth in Section
3.4(a).

        SECTION 1.27 "PAYMENT PERIOD" means a calendar quarter ending on March 31st, June 30th, September 30th, or December 31st.

        SECTION 1.28 "PRODUCT" means any finished product developed using the ISV-900 Technology for use in the Field.

        SECTION 1.29 "ROYALTY" means the Patent Royalty and the Know-How
Royalty.

        SECTION 1.30 "SUBLICENSEE" means any person, corporation, unincorporated body, or other entity that is not an Affiliate of P&U and to whom P&U grants a sublicense of the rights granted to P&U pursuant to this Agreement.

        SECTION 1.31 "TERM" shall have the meaning set forth in Section 11.1.

        SECTION 1.32 "TERRITORY" means the world.

        SECTION 1.33 "THIRD PARTY" means any person, corporation, unincorporated body, or other entity other than InSite and its Affiliates and P&U and its Affiliates and Sublicensees.

        SECTION 1.34 "TRADEMARK" means those trademarks, trade names, brand names, logos and designs whether registered or not, owned or Controlled by InSite and used in a country in the Territory during a Country Term in connection with the identification, promotion, marketing or sale of the Product for use in the Field in such country.

                                   ARTICLE 2.
                  GRANTS, RIGHTS, RESTRICTIONS AND OBLIGATIONS

        SECTION 2.1   GRANT OF SUBLICENSE AND OTHER RIGHTS.

               (a) Subject to the terms and conditions of this Agreement, InSite grants to P&U an exclusive sublicense (with reversion rights and research rights reserved to InSite as provided herein) of all of its rights under the ISV-900 Agreements. InSite shall remain responsible for all payment obligations under the ISV-900 Agreements.

               (b) Subject to the terms and conditions of this Agreement, InSite assigns to P&U all of its rights, title and interest in the InSite Know-How.

               (c) Subject to the terms and conditions of this Agreement, InSite grants to P&U an exclusive right and license under the ISV-900 Technology during the Term to develop, have developed, make, have made, import, have imported, distribute, have distributed, commercialize, have commercialized, market, have marketed, sale, and have sold the Product by P&U, its Affiliates or Sublicensees in the Territory.

               (d) Subject to the terms and conditions of this Agreement, InSite grants to P&U an exclusive right and license to use the Trademarks during the Term solely for the purpose of marketing, selling, having sold and distributing Product in the Territory.

               (e) Notwithstanding anything to the contrary in Sections 2.1(a),
        (b) and (c), InSite shall retain the right (without the right to sublicense or assign absent P&U's prior written consent) to use this ISV-900 Know-How for InSite's internal research and development purposes only.

        SECTION 2.2 ACCEPTANCE OF GRANT. P&U accepts the grant of the sublicense and other rights set forth in Section 2.1 and confirms that it shall use best appropriate, commercial efforts, consistent with accepted business practices and legal requirements, to (i) seek any necessary regulatory approval of the Product in those countries in the Territory in which the Development Committee, in its discretion, has determined to seek regulatory approval and (ii) if approval is obtained, to promote, market and sell the Product in each such country.

        SECTION 2.3 RIGHT TO SUBLICENSE; NO ENCUMBRANCES. P&U shall have the right to grant sublicenses of its rights hereunder to any of its Affiliates, Sublicensees or to any Third Party, with written notice to InSite. During the Term hereof, InSite shall not directly or indirectly encumber any of the ISV-900 Technology or the ISV-900 Agreements or permit the imposition of any lien (statutory or otherwise), encumbrance, assign, security interest, hypothecation, deposit, charge or priority of any type whatsoever on this Agreement, any of the ISV-900 Technology or any of the ISV-900 Agreements, provided, however, that InSite shall have the right to assign any Royalty due to InSite hereunder; provided further that any assignee of such Royalty shall expressly disclaim any right in this Agreement, the ISV-900 Agreements, and the ISV-900 Technology.

        SECTION 2.4 NONCOMPETE. During each applicable Country Term, InSite and its Affiliates shall not (i) directly or indirectly promote, distribute, market or sell any product based on the ISV-900 Genes in any country in the Territory; or (ii) with respect to any diagnostic, prescription or over-the-counter pharmaceutical product not based on the ISV-900 Genes, promote, distribute, market or sell, or enter into any co-promotions or license agreements in the Territory with respect thereto, unless InSite has first complied with its obligations to P&U under Section 13.15.

        SECTION 2.5   OBLIGATIONS.

               (a) Documents. Within five (5) Business Days of the Effective Date, InSite shall deliver to P&U, contemporaneously with the execution of this Agreement, resolutions of its Board of Directors approving the transactions set forth herein, all necessary regulatory approvals, and legal opinions of patent and corporate counsel, all as reasonably requested by P&U.

               (b)    ISV-900 Agreements.

                      (i) Notices to P&U. On and after the Effective Date,
               InSite agrees to include P&U as a recipient on all notices that InSite sends to any other party to an ISV-900 Agreement which relates to an ISV-900 Agreement. InSite also agrees to promptly provide P&U with copies of any and all notices that it receives under each of the ISV-900 Agreements of all events requiring notice to InSite under those agreements.

                      (ii) Rights of P&U. InSite agrees that (A) it will act at
               the Development Committee's direction with respect to the exercise of any right of InSite arising under any of the ISV-900 Agreements, including without limitation, those rights set forth in Schedule 2.5, (B) upon any Event of Default by InSite hereunder, the Development Committee shall have the authority to act on InSite's behalf with respect to the ISV-900 Agreements, including without limitation, those matters specifically set forth on Schedule 2.5, (C) it will not permit or consent to an amendment, supplement or termination of any of the ISV-900 Agreements without the Development Committee's prior, written consent, which consent shall not be unreasonably withheld, and
               (D) it will not enter into any agreement relating to the ISV-900 Genes without the prior written consent of the Development Committee, which consent shall not be unreasonably withheld.

                      (iii) ISV-900 Agreement Obligations. InSite shall remain
               responsible for performing all obligations required of it under the ISV-900 Agreements during the Term other than as consented to in writing by the Development Committee.

                                   ARTICLE 3.
                          PAYMENTS, REPORTS AND RECORDS

        SECTION 3.1   SUBLICENSE FEE.

               (a) In consideration of the sublicenses and rights granted by InSite to P&U hereunder, P&U shall pay to InSite, within five (5) Business Days after the Effective Date, the sum of Five Million Dollars
        * ("Sublicense Fee") in United States currency by wire transfer to an account designated by InSite, less the sum of * that P&U shall be credited on account of such amount being paid by P&U to InSite upon execution of the letter of intent related hereto.

               (b) InSite has determined, in the exercise of its obligations to the parties to the ISV-900 Agreements, that the Sublicense Fee shall be allocated as follows: * for the rights related to TIGR gene and the Apolipoprotein E gene, * for the CYP1B1 gene, and * for all other sublicenses and rights granted herein.

        SECTION 3.2 R&D PAYMENTS. In further consideration of InSite's grant of rights to P&U hereunder, including the licenses set forth in Article 2, and subject to the terms and conditions of this Agreement, P&U will pay InSite as follows:

               (a) * in United States currency by wire transfer to an account designated by InSite, on *.

               (b) * in United States currency by wire transfer to an account designated by InSite, on *.

               (c) * in United States currency by wire transfer to an account designated by InSite, on *.

               (d) Subject to Section 4.1(b), InSite shall devote and use the research and development payments received under this Section 3.2 solely for the purpose of covering internal and external costs associated with further developing the ISV-900 Technology.

               (e) Any additional research and development payments related to the commercialization of the Product shall be determined by the Development Committee. The failure of the Development Committee to agree on any additional research and development payments shall not affect or impair the rights granted to P&U hereunder.

        SECTION 3.3   MILESTONE PAYMENTS.

               (a) If the Development Committee or Executive Committee, pursuant to Section 4.1 or 4.2, as the case may be, determines within * of the Effective Date, that the milestone described in Schedule 3.3(a) (the "First Milestone") has been achieved, P&U shall pay InSite within five
        (5) Business Days of receiving written notice of such

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        determination, the sum of * in United States currency by wire transfer to an account designated by InSite.

               (b) If the Development Committee or Executive Committee, pursuant to Section 4.1 or 4.2, as the case may be, determines within * of the Effective Date, that the milestone described in Schedule 3.3(b) (the "Second Milestone") has been achieved, P&U shall pay InSite the sum of * in United States currency by wire transfer to an account designated by InSite.

        SECTION 3.4   ROYALTY.

               (a) In further consideration of the sublicensing of InSite's rights under the ISV-900 Agreements by InSite to P&U, P&U shall pay to InSite a royalty in the amount of * of Net Sales of the Product to Third Parties (the "Patent Royalty") in each country in the Territory wherein the manufacture, use, processing, importation, distribution, detailing or sale of the Product would infringe any filed ISV-900 Patent. In the event that (i) InSite (or any other party to an ISV-900 Agreement with obligations to pursue patent rights) abandons or fails to diligently pursue any filed ISV-900 Patent in a country of the Territory, (ii) any filed ISV-900 Patent is subsequently disallowed in a country of the Territory, or (iii) a product, which competes with the Product, is sold in a country in the Territory in which an ISV-900 Patent has been filed but not yet issued, and such competition results in the competing product obtaining a market share in excess of * of the total market for the Product as determined in any calendar quarter in such country, then P&U shall have no obligation to pay InSite a Patent Royalty in any such country for such quarter. Unless this Agreement is otherwise terminated earlier, P&U's Patent Royalty will automatically expire on a country-by-country basis on the expiration (or revocation) of the last to expire (or to be revoked) of the ISV-900 Patents in each country. Upon the expiration of the Country Term based upon expiration (or revocation) of the last to expire (or to be revoked) of the ISV-900 Patents in such country, P&U shall have a fully paid, non-revocable, non-exclusive license under the ISV-900 Know-How in that country to promote, import, market and sell the Products for use in the Field.

               (b) In further consideration of the sublicensing of InSite's rights under the ISV-900 Agreements by InSite to P&U, including the rights to InSite Know-How, P&U shall pay to InSite a royalty in the amount of * of Net Sales of the Product to Third Parties (the "Know-How Royalty") in each country in the Territory wherein P&U is not subject to the Patent Royalty. Upon filing of an ISV-900 Patent in any country wherein P&U is paying a Know-How Royalty, P&U shall pay the Patent Royalty. Notwithstanding anything to the contrary in this Section 3.4(b), in the event that a product that competes with the Product (i.e. a product with substantially the same diagnostic or prognostic capabilities or the same active ingredient and dosage strength as the Product) is marketed by a Third Party in any country in the Territory wherein P&U is subject to the Know-How Royalty, the Know-How Royalty shall be reduced by * of the amount that would otherwise be payable. Notwithstanding anything herein to the contrary, unless this Agreement is otherwise terminated earlier, P&U's obligation to

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        pay the Know-How Royalty in a country in which P&U is paying the Know-How Royalty, shall expire on the * of the First Commercial Sale of the Product in such country by P&U. Upon such date, P&U shall have a fully paid, non-revocable, non-exclusive license under the ISV-900 Know-How in that country to promote, import, market and sell the Products for use in the Field.

               (c) InSite shall remain obligated for any and all payment obligations under the ISV-900 Agreements during the terms thereof. InSite shall pay all royalties arising under the ISV-900 Agreements out of the Patent Royalty and/or Know-How Royalty in a timely manner, consistent with the terms of each of the ISV-900 Agreements.

        SECTION 3.5   METHOD AND MANNER OF ROYALTY PAYMENTS.

               (a) P&U shall deliver to InSite within forty-five (45) days following the end of each Payment Period a written report (the "Payment Statement") describing (i) the Net Sales of the Product sold during such Payment Period in each country wherein P&U is obligated to pay InSite a Royalty hereunder; (ii) the calculation of Net Sales from the gross revenues for the Product in each such country, including without limitation, a breakdown of each deduction from gross sales; and (iii) the Royalty due on the sales of the Product for such Payment Period. P&U shall pay to InSite within forty-five (45) days following the end of each Payment Period any Royalty due and payable to InSite in accordance with this Article 3. Each such payment shall be accompanied by a Payment Statement.

               (b) All payments to be made by P&U to InSite pursuant to this Agreement shall be made in U.S. Dollars. Net Sales outside the U.S. shall be first determined in the currency of the country in which they are earned and shall be converted quarterly into an amount in U.S. Dollars based on P&U's internal exchange rates used in preparing P&U's consolidated earnings statements for such quarter. All such converted Net Sales shall be consolidated with U.S. Net Sales for the corresponding period and the applicable royalty payable determined therefrom.

               (c) Any Royalty due and payable to InSite pursuant to this Agreement shall be made by wire transfer, to such bank or account as InSite may from time to time designate in writing. All Royalties shall be made in United States Dollars and shall be considered to be made as of the day on which it is received in InSite's designated bank account.

               (d) Whenever any Royalty is due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        SECTION 3.6 THIRD PARTY ROYALTIES. In the event that P&U, its Affiliates and/or its Sublicensees is or are required to obtain a license from a Third Party in order to practice the rights granted under the ISV-900 Patents or ISV-900 Know-How in a country in the Territory (the "Third Party Licenses"), then P&U shall be entitled to reduce the amount of the Royalty payable under
Section 3.4 by the amount of any consideration, including but not limited to royalties, actually paid to a Third Party under such Third Party License by P&U, its Affiliates or Sublicensees but in no event shall the Patent Royalty paid to InSite be less than *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

* nor shall the Know-How Royalty paid to InSite be less than * in the absence of competition or * with competition. This provision shall not be applicable to arrangements or agreements which are determined to constitute ISV-900 Agreements after the Effective Date.

        SECTION 3.7   AUDIT.

               (a) Each Party shall have the right to audit the records of the other Party, at its own expense; provided, however, that if any discrepancy exceeds five percent (5%), the cost and expenses of such audit shall be paid by the Party against whom the discrepancy is found, using a mutually acceptable nationally recognized firm of independent certified accountants. Such accountants will have access, on reasonable notice to such Party's and to its Affiliates' records, as the case may be, during reasonable business hours for the purpose of verifying any royalty payable under this Agreement or under the ISV-900 Agreements for the two preceding years, or verifying that InSite's use of the payments received under Section 3.2 were devoted and used by InSite solely to further develop the ISV-900 Technology. Notwithstanding the foregoing, this right may not be exercised more than twice in any calendar year. The accountant shall provide both InSite and P&U with a copy of any report prepared as a result of the audit.

               (b) Each Party agrees to hold confidential all information learned in the course of any examination of the other Party's books and records hereunder, except when it is necessary for such Party to reveal such information in order to enforce its rights under this Agreement or when otherwise compelled by law.

               (c) With respect to the Royalty calculations or InSite's use of payments received under Section 3.2, all reports and payments not disputed as to correctness within two (2) years after receipt thereof shall thereafter conclusively be deemed correct for all purposes. With respect to any amounts payable under any ISV-900 Agreement, all reports and payments not disputed as to correctness within the periods provided under such agreement shall thereafter conclusively be deemed correct for all purposes.

        SECTION 3.8 PAYMENT ADJUSTMENTS. Any adjustment (whether payment or reimbursement, as the case may be) required as a result of an audit conducted pursuant to Section 3.7 shall be made within ten (10) Business Days after the date on which the accountant conducting the audit issues a written report to InSite and P&U containing the results of the audit.

                                   ARTICLE 4.
                      REGULATORY AND MARKETING OBLIGATIONS

        SECTION 4.1   DEVELOPMENT COMMITTEE.

               (a) Within ten (10) Business Days after the Effective Date, InSite and P&U shall each select two additional representatives to serve on the Development Committee. P&U shall select one of its members on the Development Committee to serve as chairperson.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

               (b) The Development Committee shall, among other things, (i) plan, coordinate and manage the development of the Product, (ii) direct, in consultation with InSite, expenditure of the R&D payments made under
        Section 3.2, (iii) amend Schedule 1.16 as necessary to include additional agreements related to the ISV-900 Genes, (iv) determine whether either of the milestones described in Sections 3.3(a) and (b) have successfully been reached; and (v) determine whether and to what extent the Product should be the subject of (A) any further assessment or testing, or (B) any preclinical or clinical development.

               (c) The Development Committee shall operate consistent with the procedures set forth (i) herein and (ii) in Sections 3.3(c) and (e) of the ISV-205 Agreement, which are attached as Schedule 4.1.

               (d) InSite shall, at the direction of the Development Committee, take any and all actions in any and all matters arising under the ISV-900 Agreements or involving the ISV-900 Technology.

               (e) All decisions of the Development Committee shall be made by majority vote. In the event of a deadlock on any matter to be decided by the Development Committee, the decision shall be made by the chairperson of the Development Committee; provided, however, that in the event of a deadlock solely with respect to future expenditures of R&D payments under Section 3.2 or whether either of the milestones described in Sections 3.3(a) and (b) have been reached, the chairperson of the Development Committee shall not have the right to cast the deciding vote but shall instead refer the issue to the Executive Committee.

               (f) Each Party will bear its own costs and expenses associated with participation in the Development Committee, and each Party may change its Development Committee members upon notice to the other Party.

               (g) In the event that the Development Committee is disbanded, P&U shall have the right and shall undertake all responsibilities of the Development Committee as set forth herein or as otherwise related to the Product.

        SECTION 4.2 EXECUTIVE COMMITTEE. The Executive Committee shall decide any matters referred to it by the Development Committee. In the event of a deadlock on any matter to be decided by the Executive Committee, P&U's representative on the Executive Committee shall have the right and power to cast the deciding vote and render a decision on the matter.

        SECTION 4.3 ISV-900 FILES. Upon the Effective Date, InSite shall transfer to P&U copies of all files related to the ISV-900 Agreements, the ISV-900 Technology and the Product; provided, however, that InSite will retain a copy of such files for its use consistent with the terms of this Agreement. P&U shall be solely responsible for preparing applications and for seeking and, if granted, maintaining Product registrations and regulatory approval in the Territory, including performing any and all studies required by the governing regulatory authorities from time to time to obtain and maintain such registration and regulatory approval for the Product.

P&U shall be responsible for the direct costs and expenses (e.g. filing fees) solely associated with the filing and maintaining of Product registrations and approvals in the Territory.

        SECTION 4.4 GOVERNMENT CONTACT. P&U shall be responsible in consultation with the Development Committee for communicating with all government agencies and satisfying all regulatory requirements necessary to obtain and maintain approval to market the Product in those countries in the Territory in which the Development Committee determines, in its discretion, to seek or maintain Product approval.

        SECTION 4.5 MARKETING EFFORTS. P&U will use best appropriate commercial efforts, consistent with its other brands with similar economic potential, to commercialize the Product. P&U shall determine, in its sole discretion, (i) whether and to what extent the Product should be the subject of any regulatory submission seeking regulatory approval in any country in the Territory, or (ii) whether the Product should be the subject of any manufacturing, testing, and commercialization. InSite shall be entitled to provide comments to P&U regarding such commercialization efforts and P&U shall reasonably consider such comments.

        SECTION 4.6 LABELING AND PACKAGING. P&U shall be responsible for developing, packaging and labeling the Product, which shall be consistent with the FDA approved labeling for the Product and such requirements of comparable regulatory agencies in other countries. P&U shall also be responsible for seeking and obtaining all necessary regulatory approvals for all labeling and packaging of the Product. P&U shall be the designated contact with the FDA's Division of Drug Marketing, Advertising, and Communication ("DDMAC") regarding Product labeling and/or promotional materials.

        SECTION 4.7 ADVERTISING AND PROMOTIONAL MATERIALS. P&U shall be responsible for (i) developing all advertising and promotional materials relating to the Product, and (ii) for assuring that all promotional material that it produces relating to Product is in material compliance with applicable law and regulations for each country in the Territory where such materials are used.

                                   ARTICLE 5.
                   STOCK PURCHASE AGREEMENT; CREDIT AGREEMENT

        SECTION 5.1 STOCK PURCHASE. P&U shall purchase shares of InSite Common Stock with a value of Two Million Dollars ($2,000,000) pursuant to the terms of a Stock Purchase Agreement to be executed contemporaneously herewith.

        SECTION 5.2 CREDIT AGREEMENT. Subject to the terms and conditions set forth in a Credit Agreement to be executed contemporaneously herewith, and subject to the conditions set forth below, P&U shall make available to InSite up to Four Million Dollars ($4,000,000) in debt financing on the second anniversary of the Effective Date.

                                   ARTICLE 6.
                              RIGHTS IN TECHNOLOGY,
                      IMPROVEMENTS, PATENTS AND TRADEMARKS

        SECTION 6.1 PATENT PROSECUTION. InSite, at the direction of the Development Committee, subject to the terms of the ISV-900 Agreements, shall use its best, commercial effort to prosecute and maintain the ISV-900 Patents. InSite shall bear all expenses associated with such patent prosecution and maintenance. Prosecution of pending patent applications shall mean through final patent office appeal and any opposition proceedings or the like, including but not limited to, re-issue applications and re-examination proceedings in any country in the Territory. The prosecution of any patent applications and/or maintenance of any ISV-900 Patents may be abandoned as directed by the Development Committee.

        SECTION 6.2   IMPROVEMENTS.

               (a) InSite will disclose promptly to P&U any and all proposed or actual Improvements to the Product conceived and/or made by or for it during the Term.

               (b) To the extent any improvement to a Product is conceived and/or made by or for P&U (other than by InSite) during the Term, such improvement shall be owned solely by P&U.

               (c) To the extent InSite or any other Party to an ISV-900 Agreement develops any Improvement during the Term, InSite shall transfer or sublicense, as the case may be, its rights therein to P&U, without any further consideration, including its rights to any patent protection obtained for such Improvements and such Improvements to the Product whether by InSite, P&U or any other Party to an ISV-900 Agreement shall be subject to this Agreement. Whenever requested to do so by the Development Committee, InSite will execute any and all applications, assignments or other instruments and give testimony which the Development Committee shall reasonably deem necessary to apply for and obtain a patent in any country in the Territory it deems necessary.

        SECTION 6.3 DEVELOPMENT INFORMATION AND KNOW-HOW. Subject to the terms of this Agreement, P&U shall own and have the exclusive right, title and interest in all Know-How resulting or arising from any development by P&U.

        SECTION 6.4 TRADEMARKS. P&U agrees to use its good faith efforts to continue the registration and maintenance of the Trademarks as it may be amended from time to time by agreement of the Parties.

                                   ARTICLE 7.
                                  INFRINGEMENT

        SECTION 7.1   INFRINGEMENT OF THIRD PARTIES' RIGHTS.

               (a) If the manufacture, use, importation, marketing or sale of the Product results in a claim against a Party for patent infringement, the Party first having notice of a claim by a Third Party of infringement shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim (to the extent known by the Party having notice) in reasonable detail.

               (b) If the manufacture, use, importation, marketing or sale of the Product in a country in the Territory results in a claim against a Party for patent infringement or trade secret misappropriation related to the ISV-900 Agreements, ISV-900 Patents and/or ISV-900 Know-How (the "Claim"), the Parties agree to respond to and/or defend against the Claim as provided in this Section 7.1(b).

                      (i) The provisions of this Section 7.1(b) shall be subject to the preexisting rights of any party, other than InSite, to an ISV-900 Agreement.

                      (ii) * shall have the initial right to manage solely the
               defense of the Parties against the Claim. If * elects to exercise such right as to the Claim, * shall cooperate with * at * request and shall have the right to be represented by counsel selected by *. If * elects not to exercise such right as to the Claim, * shall have the right to manage solely the defense of the Parties against the Claim, and * shall cooperate with * at * request and shall have the right to be represented by counsel selected by *.

                      (iii) The Party that manages the defense of the Parties
               against any Claim shall have the right to negotiate a settlement provided, however, that (a) such Party shall consult with the other Party concerning the Terms of any settlement before entering into settlement agreement, and (b) neither Party shall settle any Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

                      (iv) Each Party shall be responsible for its own fees and
               costs of attorneys and consultants, together with the court costs, incurred in defending against the Claim.

                      (v) If * is required by a final court order or a
               settlement agreement entered into in good faith to pay damages and/or make royalty or other payments to a Third Party in connection with the disposition of the Claim, * shall make or reimburse to * all such damages and/or payments, net of royalties paid by Third Parties to *.

               (c) Neither this Article 7, nor any exercise of rights or fulfillment of obligations under this Article 7, shall affect by itself any indemnification or contribution rights of either Party against any Third Party.

        SECTION 7.2 INFRINGEMENT CLAIMS AGAINST THIRD PARTIES. InSite and P&U each agree to take reasonable actions, consistent with efforts used by each Party to protect its confidential material, to protect the ISV-900 Patents from infringement and the ISV-900 Technology from unauthorized disclosure, possession or use.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

               (a) If ISV-900 Patents are infringed or ISV-900 Technology is misappropriated, as the case may be, by a Third Party, the Party to this Agreement first having knowledge of such infringement or misappropriation, or knowledge of a reasonable probability of such infringement or misappropriation, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement or misappropriation in reasonable detail.

               (b) InSite shall have the initial right to institute, prosecute, and control, with its own counsel and at its own expense, any action or proceeding with respect to infringement or misappropriation of such ISV-900 Patents or ISV-900 Know-How, and P&U shall have the right, at its own expense, to be represented in such action by its own counsel.

               (c) If InSite determines not to institute, prosecute or control any action or proceeding with respect to infringement or misappropriation of ISV-900 Patents or ISV-900 Know How, then P&U, standing in the stead of InSite under the ISV-900 Agreements, shall have the right, at its own expense to institute, prosecute and control such action or proceeding, provided that P&U shall keep InSite reasonably informed of the status of such proceeding.

               (d) Subject to any payments to be made to any Third Party under the ISV-900 Agreements, (i) the reasonable costs and expenses of InSite and/or P&U under this Section 7.2 shall first be reimbursed to such Party out of any damages or other monetary awards recovered in favor of InSite and/or P&U, and (ii) P&U shall be entitled to retain for its sole and exclusive benefit *.

               (e) The provisions of this Section 7.2 shall be subject to the rights of any party, other than InSite, to an ISV-900 Agreement.

                                   ARTICLE 8.
                         REPRESENTATIONS AND WARRANTIES

        SECTION 8.1 INSITE REPRESENTATIONS. InSite represents and warrants to P&U that as of the Effective Date:

               (a) (i) InSite has all rights to the ISV-900 Patents and ISV-900 Know-How throughout the Territory set forth in the ISV-900 Agreements to develop, have developed, manufacture, have manufactured, distribute, have distributed, promote, have promoted, market, have marketed, sale and have sold the Product; (ii) InSite has the right under the ISV-900 Agreements to sublicense all of its rights thereunder to P&U; (iii) to InSite's knowledge after due and commercially reasonable inquiry, no person is challenging, infringing, misappropriating, diluting or otherwise violating in a material way any right, under the ISV-900 Agreements, of InSite or any party to an ISV-900 Agreement; (iv) InSite has disclosed to P&U each and every license, research, option and other

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        agreement between it and any Third Party that is related in any way, in whole or in part, to the subject matter of this Agreement and/or the ISV-900 Patents.

               (b) The ISV-900 Agreements and ISV-900 Technology are free and clear of all encumbrances and, other than this Agreement (subject to any reversion rights contained in the ISV-900 Agreements), there are no existing agreements, options, commitments or rights with or to any person to acquire any of InSite's rights or interests therein;

               (c) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or threatened against InSite or to InSite's knowledge any other party to an ISV Agreement which relates to the ISV-900 Technology or the transaction contemplated by this Agreement, nor does InSite know of any basis for any such litigation, arbitration, investigation or proceeding.

               (d) The execution, delivery and performance of this Agreement by InSite does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; InSite is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that would breach its obligations under this Agreement.

               (e) InSite is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by InSite and constitutes the valid and binding obligation of InSite, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of InSite, its officers and directors.

               (f) To InSite's knowledge after due and commercially reasonable inquiry, (i) no owner of any of the ISV-900 Patents has previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in any ISV-900 Patents, and (ii) there does not exist any patent, trademark, or other intellectual property right owned or Controlled by a Third Party that will prevent P&U from developing, manufacturing, importing, distributing, marketing, or selling, and distributing Product in any country in the Territory.

               (g) To InSite's knowledge after due and commercially reasonable inquiry, there are no claims, judgments or settlements against, pending or threatened with respect to the ISV-900 Technology.

               (h) Within ninety (90) days following the Effective Date, InSite shall obtain amendments to each of those ISV-900 Agreements listed as numbers 1, 2 and 5 on 1.16 to provide that the parties to such agreements have agreed to assign their respective rights to P&U, at P&U's election, upon any default thereunder by InSite.

               (i) InSite has instituted a Year 2000 compliance program. InSite's ability to comply with its obligations hereunder will not be materially and adversely affected by any issues arising from the date change from December 31, 1999 to January 1, 2000 and any related issues. To the extent InSite learns or becomes aware of any Year 2000 problem relating to Product, it shall notify P&U promptly and take immediate measures to remedy any such problem at no additional cost to P&U.

               (j) All of InSite's employees, officers, relevant subcontractors and relevant consultants have executed agreements requiring assignment to it of all inventions made during the course of and as a result of their association with it and obligating the individual to maintain as confidential the confidential information of it as well as the confidential information of a third party which it may receive.

               (k) To its knowledge, neither InSite, nor any of its employees, officers, subcontractors or consultants who has rendered services relating to the Product(s) (i) has ever been debarred or, to its actual knowledge, convicted of a crime for which an entity or person could be debarred under 21 USC Section 335a or (ii) is the subject of a debarment proceeding or under indictment for a crime for which a person or entity could be debarred under that Section.

        SECTION 8.2 P&U REPRESENTATIONS AND WARRANTIES. P&U represents and warrants to InSite that:

               (a) The execution, delivery and performance of this Agreement and the agreements contemplated hereby by P&U does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it. P&U is not currently a party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

               (b) P&U is validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by P&U and constitutes the valid and binding obligation of P&U, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of P&U, its officers and directors.

               (c) P&U has instituted a Year 2000 compliance program. P&U's ability to comply with its obligations hereunder will not be materially and adversely affected by any issues arising from the date change from December 31, 1999 to January 1, 2000 and any related issues. To the extent P&U learns or becomes aware of any Year 2000 problem relating to Product, it shall notify InSite promptly and take immediate measures to remedy any such problem at no additional cost to InSite.

               (d) All of P&U's employees, officers, relevant subcontractors and relevant consultants have executed agreements requiring assignment to it of all inventions made during the course of and as a result of their association with it and obligating the individual to maintain as confidential the confidential information of it as well as the confidential information of a third party which it may receive.

               (e) To its knowledge, neither P&U, nor any of its employees, officers, subcontractors or consultants who will render services relating to the Product(s) (i) has ever been debarred or, to its actual knowledge, convicted of a crime for which an entity or person could be debarred under 21 USC Section 335a or (ii) is the subject of a debarment proceeding or under indictment for a crime for which a person or entity could be debarred under that Section.

                                   ARTICLE 9.
                                 INDEMNIFICATION

        SECTION 9.1 INDEMNIFICATION BY INSITE. Except as otherwise specifically provided herein, InSite shall indemnify and hold harmless P&U and its officers, directors, agents, employees, Affiliates, and Sublicensees against all claims, actions, losses, damages, costs, expenses (including court costs and legal fees on a full indemnity basis) or other liabilities net of any tax benefit ("Liabilities") whatsoever in respect of the breach by InSite of its representations, warranties or default of any of its obligations contained in this Agreement.

        SECTION 9.2 INDEMNIFICATION BY P&U. Except as otherwise specifically provided herein, P&U shall indemnify and hold harmless InSite and its officers, directors, agents, employees and Affiliates from all Liabilities whatsoever in respect of the breach by P&U of its representations, warranties or default of any of its obligations contained in this Agreement, or which are based on the labeling of the Product or marketing and commercialization activities undertaken to promote the Product, including safety, dosage, manufacturing, processing, testing, packaging, sale (other than intellectual property claims), warehousing, distributing, detailing, or promotion.

        SECTION 9.3   INDEMNIFICATION PROCEDURES.

               (a) A party entitled to indemnification hereunder for third party claims (the "Indemnitee") that intends to claim indemnification under this Article 9 shall: (i) notify the other Party (the "Indemnitor") of any Liability with respect to which the Indemnitee intends to claim indemnification as soon as practicable after the Indemnitee becomes aware of any such Liability; (ii) permit the Indemnitor to assume the defense thereof with counsel mutually satisfactory to the Indemnitee and Indemnitor; and
        (iii) cooperate with the Indemnitor, at the Indemnitor's expense, in the defense thereof.

               (b) With respect to any matter for which the Indemnitor may have an obligation to indemnify the Indemnitee under this Agreement, the Indemnitee shall have the right to participate and be represented (at the Indemnitor's expense) by legal counsel of the Indemnitee's choice in all proceedings and negotiations, if representation by counsel retained by Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceedings.

               (c) The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any Liability if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld.

               (d) Failure of the Indemnitee to deliver notice to the Indemnitor within a reasonable time after becoming aware of a Liability shall relieve the Indemnitor of any liability to the Indemnitee pursuant to this Article 9 in the event, but only to the extent, such delay is prejudicial to the Indemnitor's ability to defend such action.

                                   ARTICLE 10.
                                 CONFIDENTIALITY

        SECTION 10.1 CONFIDENTIAL INFORMATION. All data, information, documents and materials transmitted by one Party to the other Party in conjunction with this Agreement, including, but not limited to, all clinical data, information reports, financial or business records, summaries and information gathered, generated or transferred between the Parties during the course of this Agreement is considered confidential and proprietary information (hereinafter "Confidential Information"). The Parties shall use the Confidential Information only for the purpose of fulfilling its obligations under this Agreement.

        SECTION 10.2 DISCLOSURE. Neither Party shall disclose, without prior written consent of the other Party, any Confidential Information to any Third Party other than officers, directors, Affiliates and representatives of the receiving Party, except as necessary to carry out its obligations under this Agreement. When a Party does disclose information it will only be on a need to know basis, including, without limitation, fulfillment of corporate reporting required by law or regulation, hospital authorities, regulatory authorities and others who have agreed in writing to observe the confidentiality of Confidential Information in the same manner and to the same extent as provided in this
Article 10.

        SECTION 10.3 SURVIVAL. The obligations of the Parties with regard to Confidential Information shall be in effect throughout the Territory and shall continue in full force and effect for a period of five (5) years from expiration or early termination of the Term.

        SECTION 10.4 OBLIGATION TO OBTAIN AGREEMENTS. The obligations of the Parties regarding the confidentiality and nondisclosure of Confidential Information shall extend to and be binding upon all employees or agents of the Parties who have access to Confidential Information pursuant to this Agreement as if such employees or agents were parties hereto.

        SECTION 10.5 RETURN OF INFORMATION. Upon the early termination of this Agreement due to a breach by a defaulting Party, the non-defaulting Party shall be entitled to the prompt return of all of its Confidential Information in the defaulting Party's possession, as well as all written information and materials which incorporate Confidential Information.

        SECTION 10.6 PUBLIC DISCLOSURE. Neither InSite nor P&U shall issue a press release or in any other way announce to the public the existence, terms, conditions of, or performance under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

        SECTION 10.7 PUBLICATION. The Development Committee will discuss and review proposed publications describing any scientific results concerning the Product. Subject to the rights of any party other than InSite, to the ISV-900 Agreements, the Development Committee may, in its sole discretion, decide not to permit publication of any scientific results related to the ISV-900 Technology or the Product.

                                   ARTICLE 11.
                              TERM AND TERMINATION

        SECTION 11.1 TERM. The term of this Agreement shall begin on the Effective Date and end on the first date on which all of P&U's obligations to pay any Royalty to InSite on account of sales of the Product hereunder has expired, unless earlier terminated as provided herein (the "Term"). With respect to each specific country in the Territory, P&U's obligation to pay a Royalty to InSite hereunder shall begin on the Effective Date and end on the first date on which all of P&U's obligations to pay any Royalty to InSite on account of sales of the Product in each such country in the Territory has expired or been terminated (the "Country Terms").

        SECTION 11.2 EARLY TERMINATION. Notwithstanding Section 11.1, either Party may, in addition to exercising any other available legal or equitable rights or remedies, terminate this Agreement, effective immediately upon the expiration of any applicable cure period, upon the occurrence of an Event of Default (as defined below) with respect to the other Party. The term "Event of Default" with respect to a Party means the occurrence of any of the following events:

               (a) Except as provided in Section 11.2(b) or (c) below, the failure of a Party to comply with or perform any material provision of this Agreement, and such failure remains uncured for sixty (60) days following written notice of such failure (if such default is cured within the cure period, such written notice shall be null and void), provided that, if the defaulting Party can establish to the reasonable satisfaction of the other Party that it is diligently and actively pursuing a cure at the expiration of the cure period, and that the default is reasonably capable of being cured, then the cure period shall be extended for so long as a cure is being diligently and actively pursued, not to exceed 120 days in the aggregate. Notwithstanding the foregoing, in the event any of the material ISV-900 Agreements are terminated other than as consented to in writing by the

        Development Committee or P&U, P&U shall have the right to immediately terminate this Agreement.

               (b) Any of the representations or warranties of a Party are discovered to have been untrue when made, resulting in a material, adverse impact on the Product, the ISV-900 Technology, or a material ISV-900 Agreement.

               (c) A Party (i) becomes unable to pay its debts as they mature,
        (ii) is the subject of a voluntary or involuntary petition in bankruptcy or of any other proceeding under bankruptcy, insolvency or similar laws which, if involuntary, is not dismissed within ninety (90) days of the date filed, (iii) makes an assignment for the benefit of creditors, (iv) is named in, or its property is subject to, a suit for the appointment of a receiver which is not dismissed within ninety (90) days of the date filed, or (v) is dissolved or liquidated.

        SECTION 11.3 P&U TERMINATION.

               (a) Notwithstanding Section 11.1, P&U shall have the right, in its sole discretion, to terminate this Agreement in the event the Development Committee, or the Executive Committee, as the case may be, determines that the First Milestone described in Schedule 3.3(a) has not been met by the * of the Effective Date. P&U shall make such election to terminate this Agreement within thirty (30) days after the * of the Effective Date by sending written notice to InSite electing such termination.

               (b) Notwithstanding Section 11.1, P&U shall have the right to terminate this Agreement, in its sole discretion, in the event that the Development Committee determines that (i) the Mt-1 mutation of the TIGR gene is not suitable for development as a Product and (ii) the Second Milestone has not been achieved by * of the Effective Date. P&U shall make such election to terminate this Agreement within sixty (60) days after * of the Effective Date by sending written notice to InSite electing such termination.

        SECTION 11.4 INSITE TERMINATION. If, at any time after * of the Effective Date, the Product is not commercialized in a country in the Territory, InSite shall have the right to terminate this Agreement with respect to that country.

        SECTION 11.5  RIGHTS AND OBLIGATIONS UPON TERMINATION.

               (a) Other Penalties. Termination of this Agreement by either Party shall not prejudice the rights of such Party under this Agreement, at law or in equity or otherwise, to seek damages or injunctive relief for any breach of this Agreement by the other Party hereto and all payment obligations accruing under this Agreement prior to the effective date of termination.

               (b) Accrued Rights. Subject to Section 11.3, termination of this Agreement for whatever reason shall not affect the accrued rights of either InSite or P&U arising

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        under or out of this Agreement. The obligations under any other provision which expressly or by implication is intended to survive expiration or termination shall survive expiration or termination of this Agreement.

               (c) Step-in Rights. Upon the termination of this Agreement by P&U, pursuant to Section 11.2, InSite shall assign, transfer and convey to P&U all of InSite's rights under the ISV-900 Agreements. Upon acceptance of such assignment by P&U, P&U shall become responsible for all obligations, including fees and royalties, under the ISV-900 Agreements accruing after the effective time of such assignment. InSite shall take all action reasonably requested by P&U to effectuate such assignment, including, among other things, the amendment of any ISV-900 Agreement necessary to permit P&U such step-in rights.

               (d) Reversion Rights. Upon the termination of this Agreement by InSite pursuant to Sections 11.2 or 11.4 or by P&U pursuant to Section 11.3, all rights granted to P&U under the ISV-900 Agreements and in the ISV 900 Technology shall revert to InSite on a country by country basis in the Territory where InSite or P&U, as the case may be, has terminated this Agreement, provided, however, that with respect to (i) any termination by InSite under Section 11.4, (ii) any termination by InSite under Section 11.2 that occurs after the * of the Effective Date, or
        (iii) any termination by P&U under Section 11.3, P&U shall be entitled to * royalty on all net sales of Product to Third Parties by InSite, its Affiliates, sublicensees, distributors or other agents in any such country or countries in the Territory in which (x) the Product is ultimately marketed or commercialized and (z) wherein the manufacture, use, processing, importation, distribution, detailing or sale of the Product would infringe any filed ISV-900 Patent. InSite's obligation to pay P&U any royalty under this Section 11.5(d) shall expire on a country by country basis on the expiration of the last to expire of such ISV-900 Patents or earlier upon the revocation of such Patents or if such Patents are held unenforceable or invalid by decision of a court or government agency of competent jurisdiction. Notwithstanding anything in this Section 11.5(d) to the contrary, in the event that InSite (or any other party to an ISV-900 Agreement with patent filing obligations) has not filed any ISV-900 Patent in any country in the Territory in which this Agreement has been terminated as referenced in (i) through (iii) above and in which the Product is being marketed or commercialized, then InSite shall be obligated to pay P&U a royalty under this Section 11.5(d) in the amount of * of net sales of the Product in any such country or countries in the Territory, provided that such obligations shall expire on the * of the First Commercial Sale of Product in such country or countries and, provided further, that upon the filing of an ISV-900 Patent in any such country wherein InSite is paying P&U a * royalty, then InSite shall pay P&U a * royalty as otherwise provided for in this Section 11.5(d). For purposes of this Section 11.5, "net sales" shall have the meaning set forth in Section 1.26 except that all references to P&U shall be changed to InSite. Nothing in this agreement shall entitle P&U to any royalty in the event InSite terminates this agreement pursuant to Section 11.2 prior to the * of the Effective Date or gives notice of such termination prior thereto, provided that termination pursuant to such notice later becomes effective and final prior to the * of the Effective Date.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                   ARTICLE 12.
                               DISPUTE RESOLUTION

        SECTION 12.1 NON-ARBITRABLE ISSUES. The Parties acknowledge that matters to be decided by the Development Committee or the Executive Committee shall not be submitted to arbitration pursuant to this Article 12 hereof but instead shall be resolved in accordance with the provisions setting forth the scope of their rights and obligations. The Parties also acknowledge that matters regarding the validity or enforceability of ISV-900 Patents shall not be submitted to arbitration pursuant to this Article 12 but instead shall be resolved in an appropriate judicial forum.

        SECTION 12.2 DISPUTES. Subject to Section 12.1, the Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party's rights and/or obligations under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation.

        SECTION 12.3 ATTEMPT TO RESOLVE. The Parties agree to take all reasonable efforts to resolve in an amicable manner any dispute between them concerning diligence obligations and/or questions of material breach and default in connection with this Agreement. If any material dispute between the Parties cannot be resolved by the senior management of the Parties, either Party may seek to have the issue resolved as otherwise provided herein.

        SECTION 12.4 BINDING ARBITRATION. Except in the event of alleged breach, default or lack of diligence by a bankrupt or insolvent Party, the Parties agree that any material dispute that arises from or is related to this Agreement or the interpretation, application, breach, termination or validity thereof, and which cannot be amicably resolved by the Parties, shall be resolved by binding arbitration (except as provided for in Section 12.1 and 12.13) pursuant in this
Article 12 conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA) by three (3) arbitrators.

        SECTION 12.5 WRITTEN NOTICE. If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party, informing the other Party of such intention and the issues to be resolved. Within twenty (20) business days after its receipt of such notice, the other Party may, by written notice to the Party initiating arbitration, add additional issues to be resolved.

        SECTION 12.6 SELECTION OF ARBITRATORS. Within forty-five (45) days following the receipt of the notice of arbitration, the Party referring the matter to arbitration shall appoint an arbitrator and promptly notifying the other Party of such appointment. The other Party shall, upon receiving such notice, appoint a second arbitrator within twenty one (21) days, and the two (2) arbitrators shall, within fifteen (15) days of the appointment of the second arbitrator, agree on the appointment of a third arbitrator who will act with them and be chairperson of the arbitration panel. In the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, the arbitrator shall be appointed by the AAA in accordance with the AAA's Rules. In the event of the failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding upon to appoint the chairperson, the chairperson shall also be appointed by the AAA in accordance with its Rules. The arbitrators shall not be employees, directors or shareholders of either Party or of their Affiliates. Where applicable, the arbitrators shall be independent experts in pharmaceutical marketing and promotion in the U.S. Notwithstanding anything to the contrary herein, in the event the aggregate damages sought by the claimant are stated to be less than $1 million, and the aggregate damages sought by the counterclaimant are stated to be less than $1 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above.

        SECTION 12.7 HEARINGS. The arbitrators shall conduct one or more hearings to allow the Parties to present their positions regarding the dispute.

               (a) The arbitrators shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time that the Parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. The arbitrators shall have sole discretion with regard to the admissibility of any evidence.

               (b) At least ten (10) business days prior to a hearing, each Party must submit to the arbitrators and serve on the other Party a proposed ruling on each issue to be resolved. Such writings shall be limited to not more than fifty (50) pages.

               (c) Each Party shall be entitled to no more than eight (8) days of hearing to present testimony or documentary evidence. Such time limitation shall include any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the arbitrators to determine whether the Parties have had the eight
        (8) days to which each is entitled.

                (d) Each Party shall have the right to be represented by counsel.

               (e)    The arbitration shall take place in New York, NY.

        SECTION 12.8 CONFIDENTIAL. To the extent possible, the arbitration hearings and award will be maintained in confidence.

        SECTION 12.9 COSTS. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs and attorneys' and witness' fees.

        SECTION 12.10 DECISION. In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision with their resolution of the dispute. The decision of the arbitrators shall be final and non-appealable and binding on the Parties.

        SECTION 12.11 REMEDY. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

        SECTION 12.12 FINAL DECISION WITHIN ONE YEAR. Any arbitration subject to this Article 12 shall be completed within one (1) year from the filing of notice of a request for such arbitration.

        SECTION 12.13 PROVISIONAL REMEDIES. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

        SECTION 12.14 NON-JURY. Each party hereto waives its right to trial of any issue by jury.

        SECTION 12.15 DAMAGES. Each party hereto waives any claim to punitive, consequential, indirect, incidental or exemplary damages from the other.

                                   ARTICLE 13.
                                  MISCELLANEOUS

        SECTION 13.1 RECORD-KEEPING. InSite and P&U shall keep complete and accurate records pertaining to the development, manufacture, use and commercialization of Product in sufficient detail to permit the other Party to confirm, in the case of InSite, its relationships with the other parties to the ISV-900 Agreements and the payments of royalties thereto, and in the case of P&U, its development and commercialization efforts, sale of Product as well as the accuracy of calculations of Net Sales and Royalties and any and all payments required to be made under this Agreement. All records and information required under this Agreement shall be maintained for the longer of (a) three (3) years following the year in which any such efforts or payments were made under this Agreement; or (b) such longer period as may be required by law.

        SECTION 13.2 NOTICE. Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, nationally recognized overnight courier or facsimile transmission to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

               If to P&U:

               Pharmacia & Upjohn Company
               100 Route 206 North
               Peapack, New Jersey 07977
               Attn:  Vice President, Licensing
               Telefax:  908-901-1813

               With required copy to:

               Pharmacia & Upjohn Company
               100 Route 206 North
               Peapack, New Jersey 07977
               Attn:  Vice President, Corporate Law
               Telefax:  908-901-1862

               Pharmacia & Upjohn AB
               Lindhagensgatan 133
               112 87 Stockholm, Sweden
               Attn:  VP and Associate General Counsel, Europe & International
               Telefax:  011-46-8-695-4708

               If to InSite:

               InSite Vision Incorporated
               965 Atlantic Avenue
               Alameda, California 94501
               Attn:  Chief Executive Officer
               Telefax:  510-865-7830

               With required copy to:

               Brobeck Phleger & Harrison
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, California  94303
               Attn:  Timothy R. Curry

Any such notice or other document shall be deemed to have been received by the addressee three (3) Business Days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

        SECTION 13.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Schedules and Exhibits attached hereto, embodies and sets forth the entire agreement and understanding of the Parties with respect to the subject matter herein. There are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in this Agreement with respect to the subject matter herein. The terms of this Agreement shall supersede all previous oral or written agreements which may exist or have existed between the Parties, including the letter of intent dated August 19, 1999, relating to the subject matter of this Agreement. Neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement with respect to the subject matter herein. This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorized representatives of the Parties.

        SECTION 13.4 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is caused by Force Majeure or any other similar cause beyond the control of the defaulting Party; provided, however, that the Party claiming Force Majeure has exerted all reasonable efforts to avoid such Force Majeure and has given prompt notice to the other Party of any such Force Majeure. The Party giving such notice shall be excused from such of its obligations hereunder as it is disabled from performing for so long as it is disabled; provided, however, that Party commences and continues to take reasonable and diligent actions to cure and remedy such Force Majeure. In the event of any such Force Majeure event, the Parties shall meet promptly to determine an equitable solution to the effects of such event. Force Majeure shall not include a Party's failure to perform any obligation to this Agreement as a result of that Party's Year 2000 problem. The term of this Agreement shall not be extended by any Force Majeure event.

        SECTION 13.5 ASSIGNMENT. Neither Party shall be entitled to assign its rights and obligations hereunder without the prior written consent of the other; provided, however, P&U shall be entitled, without the prior written consent of InSite, to assign its rights and obligations hereunder to an Affiliate or in connection with the sale of all or substantially all of its pharmaceutical business. Any successor of InSite pursuant to a merger or otherwise shall be bound by all of the obligations of InSite as contained herein.

        SECTION 13.6 HEADINGS, INTERPRETATION. The headings used in this Agreement are for convenience only and are not a part of this Agreement nor affect the interpretation of any of its provisions.

        SECTION 13.7 INDEPENDENT PARTIES. This Agreement shall not be deemed to create any partnership, joint venture, or agency relationship between the Parties. Each Party shall act hereunder as an independent contractor.

        SECTION 13.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, excluding its conflict of laws principles. Subject to the arbitration provisions hereof, the parties agree to submit to the exclusive jurisdiction of New York courts to resolve any controversy.

        SECTION 13.9 NO WAIVER. Neither the failure nor delay on the part of either Party to require the strict performance of any term, covenant or condition of this Agreement or to exercise any right or remedy available on a breach thereof shall constitute a waiver of any such breach or of any such term or condition. The consent to, or the waiver of, any breach, or the failure to require on any single occasion the performance or timely performance of any term, covenant, or condition of this Agreement shall not be construed as authorizing any subsequent or additional breach and shall not prevent a subsequent enforcement of such term, covenant, or condition.

        SECTION 13.10 SEVERABILITY. In the event that any provision of this Agreement or the application thereof to any Party or circumstance shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to the Parties or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

        SECTION 13.11 LIMITATION OF LIABILITY. Except with respect to the Parties' respective indemnification obligations for Third Party claims pursuant to Sections 9.1 and 9.2, the Parties expressly agree that, with respect to any claim by either InSite or P&U against the other arising out of any breach of this Agreement, the liability of the breaching Party to the non-breaching Party for such breach shall be limited under this Agreement or otherwise at law or equity to direct money damages only, and in no event shall a Party be liable to the other for indirect, incidental, punitive, exemplary or consequential damages, even if advised of the possibility of the same.

        SECTION 13.12 INTERPRETATION. The Parties hereto acknowledge and agree that (i) each Party and its representatives has reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision,
(ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to each Party hereto and not in favor of or against either Party regardless of which Party was generally responsible for the preparation of this Agreement.

        SECTION 13.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

        SECTION 13.14 THIRD PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement is not intended to confer upon any non-Party rights or remedies hereunder.

        SECTION 13.15  ADDITIONAL TRANSACTIONS.

               (a) *. It is the current intention of the Parties that P&U and InSite will continue good faith discussions after the Effective Date to jointly develop * using InSite's Durasite technology.

               (b) *. * grants to * to purchase, license, and/or sublicense, as the case may be, *, any and all rights and assets associated with * and that are conceived of, put into practice, designed, developed, or manufactured by *. * shall promptly notify * in writing of *, and *. * shall have * from the date of its receipt of such notice to give written notice to * intent to enter into * with respect to *. * gives such notice, but * and * fail to * with respect to *,

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

        * within * following * notice to *, * shall then be free to * with *; provided, however, that the terms of any * shall not be * than *.

        SECTION 13.16 FURTHER ASSURANCES. Each Party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

INSITE VISION INCORPORATED



By: S. KUMAR CHANDRASEKARAN
   ------------------------
Name: S. Kumar Chandrasekaran
Title: CEO


PHARMACIA & UPJOHN AB



By: HAKAN ASTROM
   -------------
Name: Hakan Astrom
Title: Sr. VP Corp. Strategy & Investor Relations



By: MATS PETTERSSON
   ----------------
Name: Mats Pettersson
Title: SENIOR VICE PRESIDENT

                                  SCHEDULE 1.16

                               ISV-900 AGREEMENTS


1. Exclusive License Agreement dated August 4, 1994 between University of California ("UCal") and InSite Vision Incorporated ("InSite"), as amended.

2.      Option Agreement dated April 20, 1999 between UCal and InSite.

3. Research Agreement dated April 27, 1999, by and between UCal, on behalf of the University of California at San Francisco, and InSite.

4. Research Agreement dated October 25, 1996 between the University of Connecticut ("UConn") and InSite.

5. License Agreement dated July 1, 1997 between the University of Connecticut ("UConn") and InSite.

6. Research Agreement dated May 5, 1998 between InSite and Centre de l'Association Claude Bernard.

7. Research Agreement dated August 16, 1999 between InSite and Uppsala University University Hospital.

8.      Research Agreement dated July 1, 1999 between UCal and InSite.

                                  SCHEDULE 1.20

                             ISV-900 PATENT SUMMARY


           INSITE LICENSED PATENTS**                               PATENT/APPLICATION        DATE
1.   J. Polansky Methods for the Diagnosis of                            5,606,043          2/25/96
     Glaucoma                                                            5,789,169          8/04/98
                                                                         5,849,879          12/15/98
                                                                         5,854,415          12/29/98
                                                                         5,861,497          1/19/99
                                                                                 *          10/20/95
                                                                                 *          12/24/98

2.   J.  Polansky,   Diagnosis  &  Prognosis  of                                 *          5/07/99
     Glaucoma                                             CIP of                 *          1/11/99
                                                          CIP of                 *          9/26/97
                                                          CIP of                 *          1/28/97

3.   M. Safarazi, Diagnosis and Treatment of                             5,830,661          11/03/98
     Glaucoma                                                            5,962,230          11/05/99
                                                                                 *          5/07/99
                                                  Divisionals of                 *          3/26/98
                                                          CIP of                 *          2/13/97

4.   H. Garchon, Diagnosis of Glaucoma                                           *          5/7/99


**ISV-900 patents also include foreign filings based on the above U.S. patents and applications.
-------------------------------------------------------------------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                  SCHEDULE 2.5

1. Exclusive License Agreement dated August 4, 1994 between University of California ("UCal") and InSite Vision Incorporated ("InSite"), as amended.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee, or in the absence thereof, by Pharmacia & Upjohn Company or its designees ("P&U")

2.      Option Agreement dated April 20, 1999 between UCal and InSite.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof, by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

3. Research Agreement dated April 27, 1999, by and between UCal, on behalf of the University of California at San Francisco, and InSite.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof, by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

4. Research Agreement dated October 25, 1996 between the University of Connecticut ("UConn") and InSite.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

5. License Agreement dated July 1, 1997 between the University of Connecticut ("UConn") and InSite.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

6. Research Agreement dated May 5, 1998 between InSite and Centre de l'Association Claude Bernard.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

7. Research Agreement dated August 16, 1999 between InSite and Uppsala University University Hospital.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

8.      Research Agreement dated July 1, 1999 between UCal and InSite.

               All rights of InSite under the agreement shall be exercised at the direction of the Development Committee or, in the absence thereof by P&U, including the right to negotiate a separate license agreement thereunder on such terms and conditions as they shall determine in their sole discretion. Any such license agreement or other arrangement shall be deemed to be an ISV 900 Agreement and any amounts payable thereunder, including royalties shall be borne by InSite.

                                 SCHEDULE 3.3(a)

                               THE FIRST MILESTONE


As of the Effective Date, InSite has documented, *, a correlation between * and a polymorphism of the * of the * by showing a clinically significant * in patients with the * polymorphism than in those patients *. A similar correlation
* for the *. Accordingly, the First Milestone shall be the documentation of (1) a similar correlation between * and a polymorphism of the * of the * for a similar sized * population of patients *, and (2) the * an investigation, for * population of patients with *, designed to examine a correlation between * and a polymorphism of * of the *.









-------------------------------------------------------------------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                 SCHEDULE 3.3(b)

                              THE SECOND MILESTONE


The Second Milestone shall be the documentation of * or a combination of *, other than as described in the First Milestone (Schedule 3.3(a)), showing either
(i) a * and * for * in the * population and/or * patients, or (ii) a * and * for
*.










-------------------------------------------------------------------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                                  SCHEDULE 4.1

                 SECTION 3.3(c) AND (e) OF THE ISV-205 AGREEMENT



3.3     DEVELOPMENT COMMITTEE; WORK PLAN.


                                   * * * * * *


               (c) The DC will operate by consensus, and all decisions shall be made by a majority vote of the members. In the event of a deadlock on any matter to be decided by the DC, the chairperson shall cast the deciding vote.


                                   * * * * * *


               (e) The DC shall operate consistent with the following procedures, which the DC can modify from time to time:

                   (i) The chairperson shall be responsible for the timing,
               agenda, and minutes of each DC meeting.

                   (ii) The location of the DC meeting will alternate between
               InSite's facility and one of P&U's facilities.

                   (iii) The DC will meet no fewer than four times annually.

                   (iv) Non-members of the DC are welcome to attend provided
               reasonable prior notice is given to and approved by the DC.

                   (v) Minutes of each DC meeting will be summarized within two weeks after the meeting and will not be official until the chairperson has agreed to them.